                                                                    EXHIBIT 21.1


                     SPACELABS MEDICAL, INC. & SUBSIDIARIES



                                                    JURISDICTION OF               PERCENTAGE OF
SUBSIDIARY                                          INCORPORATION                 VOTING CONTROL
----------                                          ---------------               --------------
Spacelabs Medical, Inc. ........................... California                         100
Spacelabs International, Inc. ..................... Delaware                           100
Spacelabs Medical GmbH. ........................... Germany                            100
Spacelabs Medical SARL ............................ France                             99(1)
Spacelabs Medical Products Pty. Ltd................ New South Wales, Australia         99.99(2)
Spacelabs Produits Medicaux Ltee................... Quebec, Canada                     99.99(2)
Spacelabs Medical Products GmbH.................... Austria                            99(1)
Spacelabs Medical Ltd.............................. England & Wales                    99(1)
Spacelabs Medical Limited.......................... Hong Kong                          99(1)
Spacelabs (Singapore) Pte. Ltd..................... Singapore                          100
Spacelabs Medical Instruments (Tianjin) Co. Ltd.... Tianjin, China                     100
Spacelabs Medical, S.A. de C.V. ................... Mexico                             99(1)
Spacelabs Medical, S.A. ........................... Spain                              99(1)
Spacelabs Medical, Ltd. ........................... Taiwan                             99.99(3)
Spacelabs Medical AB .............................. Sweden                             100
Spacelabs Medical B.V. ............................ Netherlands                        100
Spacelabs Medical S.r.l. . ........................ Italy                              99(1)
Spacelabs Medical Private Ltd...................... India                              99(1)
Intesys, Inc. ..................................... Delaware                           100
Vita-Stat Medical Services, Inc.................... Florida                            100
Spacelabs Medical Trading Company.................. Guam                               100
Advanced Medical Systems, Inc...................... Connecticut                        100
Intesys Acquisition Corp........................... Delaware                           100
Spacelabs Burdick, Inc............................. Delaware                           100
Shanghai Burdick Medical Instrument Co., Ltd....... China                              56
SMD Software L.L.C. ............................... Washington                         55(4)



(1) 1% issued to Spacelabs Medical, Inc. (California); remaining 99% issued to Spacelabs International, Inc.

(2) 1 share issued to Spacelabs Medical, Inc. (California); remaining shares issued to Spacelabs International, Inc.

(3) 499,994 shares held by Spacelabs International, Inc., 1 share held by Spacelabs Medical, Inc. (California), 1 share held by Spacelabs Medical, Inc. (Delaware), 1 share held by Intesys, Inc., 1 share held by Vita-Stat Medical Services, Inc., 1 share held by Spacelabs Medical Trading Company, 1 share held by Intesys Acquisition Corp.

(4)  45% held by DSA Systems, Inc.